Kansas City, Missouri

                  CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights," "Independent Auditors" and "General Information" in the Registration Statement (Form N-1A) and related prospectus of Solon Short Duration Government Funds (comprised of the One-Year Portfolio and Three-Year Portfolio) (the Funds) and the incorporation by reference of our report dated April 4, 1997, with respect to the financial statements of the Funds included in its Annual Report to Shareholders for the year ended February 28, 1997.

                                           --------------------
                                           /s/Ernst & Young LLP


June 27, 1997